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Exhibit 99.1

SUMMARY

        The following summary updates and supplements the description of our business contained in our Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and should be read in conjunction with these reports.

        This updated information contains certain statements of a forward-looking nature relating to potential future events or our future financial performance. Such statements are only predictions and the actual events or results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed herein and the following Risk Factors, as well as those discussed in other filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

        All references to K-Fuel refined coal, K-Fuel® or K-Fuel refer to our patented process and technology. We refer to British Thermal Units as "Btus."

Our Company

Overview

        Evergreen Energy Inc. was founded in 1984 as a clean coal company focused on developing our K-Fuel process. Our goal is to leverage a vertically integrated, coal-based platform to deliver clean, efficient and affordable energy. We intend to meet the specific needs of public utility, industrial and international market customers by providing economical solutions to environmental emission standards compared to other emission standard alternatives. Our proprietary K-Fuel process uses heat and pressure to physically and chemically transform high moisture, low-Btu coals, such as sub-bituminous coal and lignite, into a more energy efficient, lower-emission fuel.

        Coal is the cheapest, largest and most abundant source of fuel for America's electricity generation. At about one-third the cost of natural gas, many utilities and industrial users are dependent upon coal. While the United States enjoys cheap and plentiful reserves of high moisture, low-Btu coals with heat values of less than 9,000 Btus per pound, the reserves of high-grade coals are dwindling, and environmental issues are a concern. Moreover, many coal-fired power generating facilities, including industrial and institutional facilities, generally burn coal that is 11,000 Btus or greater. Our goal is to make those low-grade coals more economical and environmentally compliant in order to meet the demand for energy in an optimal fashion.

        The current K-Fuel process applies heat and pressure to Powder River Basin coal with a high water content to reduce moisture from approximately 30% in the low-Btu coal to 8% to 14% in our K-Fuel refined coal. As a result, the heat value is boosted by 30% to 40%, which we believe will result in increased efficiency for use in power generating facilities, including industrial and institutional facilities. Further, the K-Fuel process removes a significant amount of impurities from the low-Btu coal which we believe will allow for the power generating industry to economically comply with increasingly stringent air emission standards and environmental regulations. The pre-combustion refinement of raw coal into K-Fuel refined coal reduces mercury content up to 70% and upon combustion, sulfur dioxide and nitrous oxides by significant amounts. Studies also show that burning K-Fuel refined coal with its increased efficiency will reduce carbon dioxide emissions.

        We have completed the initial construction and entered the start-up phase for our Fort Union plant and mine site in Wyoming's Powder River Basin, which is our first plant implementing the current K-Fuel process. We are in the process of modifying and improving the design and efficiency of the equipment used in the K-Fuel process and we have expanded our contractual relationship with

Bechtel Power Corporation in February 2007 to assist with the completion of construction and optimization of our Fort Union plant. Bechtel will also assist with future designs of additional K-Fuel plants we may build or license, including any K-Fuel plants located at coal-fired power generating plants, which we refer to as K-Direct plants. Our initial test burns of the K-Fuel refined coal from our Fort Union plant provided us with positive results regarding the characteristics and quality of the K-Fuel refined coal and additional test burns by independent third parties have confirmed K-Fuel refined coal's positive attributes. We have not, however, been able to achieve full-scale commercial production at our Fort Union plant. We continue to face technical and operational issues with improving capacity utilization at our Fort Union plant and we are continuing to make modifications to the plant. Management believes, however, that in recent months we have made significant improvements to address these issues with the assistance of our operational and technical engineering consultants. See "Risk Factors—K-Fuel Process Risks."

        We have tested and will continue to test other low-Btu coals and lignites in our laboratories and study the results in order to increase the potential number of plant sites and coal feedstock sources. Our research has shown coal sources other than coal from the Powder River Basin have produced similar results when subjected to the K-Fuel process.

Business Strategy

        The total annual coal consumption in the United States is approximately 1 billion tons per year. The principal elements of our long-term strategy are to construct K-Direct and K-Fuel facilities and to license our K-Fuel technology to third parties through a combination of organic growth, acquisitions and partnerships. In the near-term, we plan to primarily focus on the following:

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  Improving Capacity and Operating Efficiencies at Fort Union Facility. Our Fort Union plant in Gillette, Wyoming, has begun shipping limited amounts of our K-Fuel refined coal to utility and industrial customers. As a result of our current inability to achieve full-scale commercial production at our Fort Union plant and to operate the plant on a reliable basis, we retained the services of additional operational and technical engineering consultants to improve Fort Union's operations going forward and believe we are making significant progress. We intend to leverage the knowledge base we are developing at Fort Union to design and efficiently operate future K-Direct and K-Fuel facilities.

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  Expand Production through the Construction of K-Direct Facilities. K-Direct plants co-located with new or existing power generating plants would offer the added advantages of using secondary steam to refine raw low-Btu coal feedstocks. With a K-Direct plant at a generating site, coal users would be able to shop the world market for abundant low-Btu coal, process it on site and feed it directly into their boilers. We have signed a letter of intent with TXU Generation Development Company LLC for detailed engineering and design integration of a K-Direct facility. Should the results from the engineering, design and testing be successful, we hope to enter into a more definitive agreement for the construction of a K-Direct facility at an existing TXU power plant. We also continue to explore K-Direct opportunities with other utilities and independent power producers.

    We believe that K-Direct plants would offer public utilities a unique opportunity to boost efficiency and meet emissions standards. In our view, the advantages of a K-Direct facility compared to a K-Fuel facility would be: (i) less capital outlay; (ii) less construction time to complete; (iii) shorter permitting time; and (iv) accelerated product delivery as K-Fuel refined coal would be transported from the processor directly into the coal-fired boilers at the power generating plants.

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  Expand Production through the Construction of K-Fuel Facilities. We intend to enhance flexibility and expand our target market by constructing K-Fuel facilities at coal mine sites or major transportation hubs to process abundant reserves of sub-bituminous coal and lignite into K-Fuel refined coal. We will pursue construction at sites that have readily available access to rail and barge transportation. Further, a K-Fuel facility will allow us to sell to multiple parties on an opportunistic basis.

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  Enter into Licensing Agreements. We believe that there are a number of opportunities to license our technology both domestically and internationally to operators that have access to transportation infrastructure and high moisture, low-Btu coal supplies. For example, our subsidiary, Evergreen Energy Asia Pacific Corp., or EEAP, will seek to have K-Fuel plants constructed in the Asia Pacific region. EEAP will seek to leverage one or more strategic partners' expertise to sell the K-Fuel refined coal primarily to electric utilities for power generation.

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  Continue to Pursue Vertical Integration through Acquisitions and Joint Ventures. We believe we are well-positioned to pursue selected acquisitions and attract industry joint venture partners to continue our vertical integration strategy. Our 2006 acquisition of Buckeye Industrial Mining Co., or Buckeye, provided us with established markets, infrastructure, blending facilities, rail and barge transportation access and coal supplies. We expect to pursue additional acquisitions of companies with businesses complementary to our business model and strategy, such as C-Lock Technology, Inc. or C-Lock Technology.

Competitive Strengths

        We believe we are uniquely positioned in the energy market as a result of the following strengths:

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  High BTU, Low Emission K-Fuel Refined Coal. We have been able to convert limited amounts of low-Btu sub-bituminous coals and lignites into K-Fuel refined coal, a high Btu, low emission coal that is a replacement for rapidly dwindling eastern coals. Current federal and in some cases even tougher state emissions regulations will soon begin requiring significant reductions in sulfur dioxide, nitrous oxides and mercury levels. Some states are enacting carbon dioxide limits as well. We believe that coal-fired power plants and industrial customers that use our K-Fuel refined coal will be able to cost-effectively boost efficiency and will reduce these emissions without adding new, expensive, post-combustion cleanup equipment. Power generating facilities that burn our K-Fuel refined coal instead of unrefined high Btu coal are expected to realize lower emissions and experience significant savings as a result of reducing the need to purchase carbon dioxide, sulfur dioxide, nitrogen oxide and mercury credits in order to comply with environmental regulations.

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  Provide Flexibility in Feedstock. Coal-fired power plants and industrial users with post-combustion pollution controls may see improved pollution control performance by using our K-Fuel refined coal and will benefit from the ability to use alternative feedstock in addition to their traditional feedstocks.

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  Proprietary Process. We believe the K-Fuel refined coal process is the only proven process for coal refining which has reached a stage of limited commercial production with a patented process design. Our processes are patent-protected with a global worldwide exclusivity on key equipment technology.

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  Strong Base of Technical Experience and Expertise. Our employees have a wide range of technical experience and expertise in refining coal, coal thermal upgrading, thermal processing, coal gasification, coal liquification, chemical engineering, civil engineering, mechanical engineering and power plant engineering. To assist in the implementation of the K-Fuel process, we have an exclusive licensing arrangement with Sasol-Lurgi Technology Company and Lurgi (Pty) Limited which bring over 70 years of experience in designing and building coal processing plants. In addition we have agreements with professional engineering firms for engineering services in the areas of architecture, civil/structural, mechanical, electrical, and controls, including subsystems engineering and design for our commercial plants.

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  Favorable Price Differentials and Tax Credits. We have positioned ourself in the energy market with the goal of capturing the price differential between high and low-Btu coals. In addition, we believe IRS Section 45 clean coal production tax credits are available for coal processed in K-Direct or K-Fuel facilities placed in service prior to January 1, 2009. Congress is considering legislation to extend this tax credit to facilities placed in service prior to January 1, 2014, although such provisions are not currently part of any pending energy bill.

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  Established Marketing and Sales Team. Our Buckeye subsidiary provides access to established markets, infrastructure and coal reserves. Over the years, Buckeye has shipped product to over 70 coal customers, including utilities and industrial users. Our Buckeye marketing team has logistical expertise and longstanding relationships with coal users that we intend to leverage in providing our K-Fuel refined coal to a wide variety of customers.

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  Key Industry Relationships. As we work towards maximizing capacity and operating efficiencies at our Fort Union plant, we benefit from key industry relationships, such as our technical services agreement with Bechtel Power Corporation and a logistics and marketing agreement with DTE Coal Services Inc. The Bechtel agreement provides engineering services in the areas of architecture, civil/structural, mechanical, electrical and controls, including subsystems engineering and design for future K-Direct and K-Fuel commercial plants. Additionally, Bechtel is providing assistance with the optimization of our Fort Union plant. Bechtel is a global engineering, construction and project company with more than a century of experience on complex projects in challenging locations.

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  Vertically Integrated. We believe we are positioned to capture value from the multiple steps in the refined coal value chain, from mining to refining, marketing and distribution. Buckeye and C-Lock Technology are recent examples of our vertical integration strategy.

Recent Developments

        On December 27, 2006, the city of Painesville, Ohio Department of Utilities conducted test burns of a blend of K-Fuel refined coal and high-sulfur Ohio coal. The results indicated compliance with a new federal clean air standard for industrial coal-fired boilers, effective in 2007. In February 2007, an independent third party at the University of Notre Dame conducted test burns of blends of 50% and 75% of K-Fuel refined coal with high-sulfur, low-fusion eastern Ohio bituminous coal. Test burns using 100% of our K-Fuel refined coal were also conducted. Blended results indicated improvements in emissions that could help coal-fired boilers comply with the new Federal Industrial Boiler Maximum Achievable Control Technology rule for emissions while maintaining load capacities through higher Btu values. Test burns using only K-Fuel refined coal resulted in reduced chloride emission by 75%, sulfur dioxide emissions by 90% and reduced the mercury content by 75% when compared to the high-sulfur, low-fusion eastern Ohio bituminous coal.

        Effective February 2007, we entered into an exclusive patent sub-license agreement with the developer of a proprietary technology for the measurement of carbon emissions and formed a wholly owned subsidiary, C-Lock Technology. The agreement provides us with an exclusive worldwide sub-license to a technology to standardize the measurement of carbon emissions in energy and agricultural related activities. The measurement system and procedures are transparent, repeatable and verifiable. Through C-Lock Technology, we intend to market the proprietary measurement system and procedures to quantify, certify, and verify carbon dioxide emissions. We expect a market to evolve in global carbon credit trading in the energy and agricultural businesses and, given our K-Fuel product's favorable emissions profile, we believe that a close association with a standardized approach for selling credits will help us to continue our vertical integration strategy.

        In April 2007, we formed EEAP as a separate international operation to develop markets in the Asia Pacific region without impacting our United States financial commitments and resources. Shortly after forming EEAP, the Sumitomo Corporation of Japan acquired a 4% interest in EEAP for $4.0 million. We expect our relationship with Sumitomo will add worldwide market and operations experience to our future projects.

        On April 19, 2007, we ceased our relationship with Mark S. Sexton, our former Chief Executive Officer, President and Chairman of the Board. Pursuant to the terms of his employment agreement, Mr. Sexton was entitled to acceleration of vesting with respect to 898,630 of the 1,000,000 shares of unvested common stock he was awarded in connection with his employment, and, as a result, we will incur a $9.8 million non-cash charge during the quarter ended June 30, 2007. The 898,630 shares vested on July 18, 2007. Robert J. Clark, Chairman of our Audit Committee and a member of our Compensation Committee, has assumed the duties of Chairman of the Board and, on June 27, 2007, our board named Kevin R. Collins, previously Executive Vice President and Chief Operating Officer, as Chief Executive Officer and President.

RISK FACTORS

        The risks described below update and supplement the risks described in our Annual Report on Form 10-K for the year ended December 31, 2006, and should be considered together with the discussion in that report. Additional risks and uncertainties that we are unaware of or currently deem immaterial may also become important factors that may harm our business. If any of the following risks actually occur, or other unexpected events occur, our business, financial condition and results of operations could be materially adversely affected, the value of our stock could decline, and investors may lose part or all of their investment.

Risks Related to Our Business

        We have a history of losses, deficits, and negative operating cash flows and will likely continue to incur losses in the future. Such losses may impair our ability to pursue our business plan.

        We expect to incur operating losses and continued negative cash flows from operations for the foreseeable future. We have made, and will continue to make, substantial capital and other expenditures before we will have sufficient operating income and cash flow to recover our investments. We are not able to accurately estimate when, if ever, our cash flows from operating activities will increase sufficiently to cover these investments. Further, we may not achieve or maintain profitability or generate cash from operations in future periods. Our working capital (the amount by which our current assets exceed our current liabilities), accumulated deficit, net loss and cash (used in) provided by operating activities are as follows:

	As of or for the
	Three Months Ended March 31, 2007	Year Ended December 31,
		2006	2005	2004
	(in thousands)
Working capital	$52,561	$79,156	$19,910	$73,603
Accumulated deficit	(219,387)	(203,397)	(151,870)	(128,557)
Net loss	(15,990)	(51,527)	(23,313)	(10,555)
Cash (used in) provided by operating activities	$(15,040)	$(30,435)	$(12,071)	$2,042

        We have substantial capital requirements and, as a result, we have been and continue to be dependent on financing activities or sales of our equity securities to fund our operating costs.

        As a result of negative cash flows from operations, we have been and continue to be dependent on financing activities and sales of our equity securities to fund the operating and substantial capital costs associated with our business. Our need for additional capital may further increase as we continue to pursue our vertical integration strategy. Our success is dependent on our ability to utilize existing resources and to generate sufficient cash flows to meet our obligations on a timely basis, to obtain financing or refinancing as may be required, to attain profitability, or a combination thereof. Depending on our future operations and the conditions of the capital markets, we may not be able to continue to raise additional capital on terms acceptable to us or at all. A lack of adequate financing may adversely affect our ability to pursue our business strategy, respond to changing business and economic conditions and competitive pressures, absorb negative operating results and fund our continuing operations, capital expenditures or increased working capital requirements.

        We have a limited operating history as an energy solutions company, and our business and prospects should be considered in light of the risks and difficulties typically encountered by a company with a limited operating history.

        You should consider our business and prospects in light of the risks and difficulties typically encountered by a company with a limited operating history. The specific risks include whether we will be able to:

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  enter into agreements for the purpose of building K-Direct and K-Fuel plants or licensing our technology;

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  enter into or maintain strategic partnerships with vendors and other parties to maximize our K-fuel process;

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  raise additional capital;

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  accurately assess potential markets and effectively respond to competitive developments;

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  attract and retain customers for product sales;

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  attract and retain credit-worthy customers;

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  effectively manage expanding operations;

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  successfully market our products;

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  execute our business strategy; and

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  attract and retain key personnel.

        We may not be successful in addressing these and other risks. As a result, our financial condition, results of operations and cash flows may be adversely affected.

        We rely on key personnel and if we are unable to retain or attract qualified personnel, we may not be able to execute our business plan.

        Our success is currently dependent on the performance of a small group of senior managers, key technical personnel and independent contractors that have a wide range of technical experience and expertise in coal refining, coal thermal upgrading, thermal processing, coal gasification and coal liquification. In addition, our business strategy will require us to attract and retain a substantially greater number of qualified personnel and/or hire additional contractors. The inability to retain key managerial and technical personnel or attract and retain additional highly qualified managerial or technical personnel in the future could harm our business or financial condition.

        Our acquisition activities may not be successful.

        As part of our vertical integration business strategy, we may make acquisitions of businesses and properties. However, suitable acquisition candidates may not be available on terms and conditions we find acceptable. Further, acquisitions pose substantial risks to our financial condition, results of operations and cash flows. In pursuing acquisitions, we compete with other companies, many of which have greater financial and other resources to acquire attractive companies and properties. Even if future acquisitions are completed, the following are some of the risks associated with acquisitions:

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  the acquired businesses or properties may not produce revenues, earnings or cash flow at anticipated levels;

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  we may be unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner;

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  acquisitions could disrupt our ongoing business, distract management, divert resources and make it difficult to maintain our current business standards, controls and procedures;

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  we may finance future acquisitions by issuing common stock for some or all of the purchase price, which could dilute the ownership interests of our stockholders; and

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  we may incur additional debt related to future acquisitions.

        Competition from other companies in the clean coal and alternative fuel technology industries, including competition resulting from deregulation in the United States power industry, could adversely affect our competitive position.

        Competition in the clean coal, alternative fuel and emission-reducing equipment industries could impact our ability to generate revenue from our K-Fuel process. Many of these companies in the clean coal, alternative fuel technology and emission-reducing equipment industries have financial resources greater than ours. Providers of alternative or competing technologies in these industries may be subject to less regulation, or alternatively, may enjoy subsidies that provide them with increased financial strength, or make their products or services more attractive to energy consumers. Due to any of these competitive advantages, our existing and future competitors may be able to offer products more competitively priced and more widely available than ours. These companies also may have the resources to create new technologies and products that could make our process and products obsolete. Our future revenues may depend on our ability to address competition in these industries. In addition, deregulation in the United States power generating industry may result in increased competition from other producers of energy-efficient coal products, other clean fuel sources, and other products, services and technologies designed to provide environmental and operating cost benefits similar to those which we believe are available from our K-Fuel refined coal. In turn, this could result in lower margins for our product.

        Overseas development of our business is subject to international risks, which could adversely affect our ability to license, construct or operate profitable overseas plants.

        We believe a portion of the growth opportunity for our business lies outside the United States. Doing business in foreign countries may expose us to many risks that are not present domestically. We lack significant experience dealing with such risks, including political, military, privatization, technology piracy, currency exchange and repatriation risks, and higher credit risks associated with customers. In addition, it may be more difficult for us to enforce legal obligations in foreign countries, and we may be at a disadvantage in any legal proceeding within the local jurisdiction. Local laws may also limit our ability to hold a majority interest in the projects that we develop.

K-Fuel Process Risks

        We continue to face technical and operational issues with improving capacity utilization at our Fort Union plant. These past and any future technical and operational problems may adversely impact our ability to operate or develop K-Fuel or K-Direct facilities, resulting in delays in achieving full scale commercial production of our K-Fuel refined coal.

        Research and development is an iterative process and our K-Fuel process has been evolving for approximately 25 years with the most recent material modification being the integration of the Sasol-Lurgi proprietary coal processing equipment with our patented technology, which started in 2003.

        Our Fort Union plant is a third generation facility developed for this purpose. The first facility was a research and development plant that we continue to operate and that currently serves as our research laboratory. The second facility was a commercial demonstration plant that we constructed with a joint venture partner and commenced operations in 1998. In June 1999, our joint venture partner suspended production at the plant due to its strategic restructuring. Thereafter, we sold our interest in the plant to our joint venture partner and in September 2002, the major equipment at the plant was purchased by a third party and removed from the site. As part of the continued development of the K-Fuel process, we analyzed the operations of this plant and some of the problems that we encountered with respect to operations and product quality and made modifications to the K-Fuel process that we believe addressed these issues. We built upon this knowledge base in designing and constructing the Fort Union plant.

        We commenced construction on our Fort Union plant in 2004 and our capital expenditures on developing the plant were $13.8 million, $47.8 million and $19.9 million in 2004, 2005 and 2006, respectively, and were $4.6 million for the quarter ended March 31, 2007. We have faced and continue to face technical and operational problems in achieving full scale commercial production of K-Fuel at our Fort Union plant and we are continuing to make modifications to that plant. Problems we have encountered include cost overruns, delays, technical issues, availability of workers and contractors and weather. We may continue to encounter these problems at our Fort Union plant and may encounter similar problems at any future plants we are able to build. Additionally, our Fort Union plant and any future plants may encounter the following additional problems:

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  unforeseen construction problems and limited availability of raw material or fabrication capability;

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  unforeseen problems not previously encountered at our Fort Union plant; and

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  current and future K-Fuel products may not meet the technical specifications required by our customers or other customer requirements.

        Our ability to effectively operate and develop K-Direct and K-Fuel facilities may be harmed to the extent these and other technical or operational problems materialize. Should we be unable to effectively operate and develop K-Direct or K-Fuel facilities, our ability to generate revenues and profits from our existing operations as well as the potential for future facilities and future licensing opportunities may be negatively impacted. In particular, we believe that until we are able to consistently operate our Fort Union plant for sustained periods of time to produce commercial quantities of K-Fuel refined coal it will be difficult for us to enter into arrangements with customers for their regular purchase of K-Fuel refined coal or for us to finance the construction of additional K-Fuel plants or a K-Direct plant.

        We do not know if K-Fuel refined coal is commercially viable.

        While our process has been shown to produce limited amounts of K-Fuel refined coal, we do not know whether K-Fuel refined coal can be produced and sold on a commercial basis in a cost effective manner after taking into account the cost of the feedstock, our production costs and the cost of transportation. As our Fort Union plant has not been able to achieve full scale commercial production, we are not efficient with our current cost structure. We are currently using the knowledge base being developed at our Fort Union plant to understand our pricing and costs, as well as the qualities of the product when used in K-Fuel test burns, and intend to leverage this knowledge base when constructing any additional K-Fuel plants or any K-Direct plants. We have experienced technical problems with respect to the K-Fuel refined coal being produced, including coal dusting. If we fail to adequately address these technical problems, or any other unforeseen problems that may occur in the future, it could make K-Fuel refined coal more expensive to transport and store, and therefore more expensive to burn. Failure to address both known and unforeseen technical challenges of K-Fuel refined coal, obtain feedstock in sufficient quantity and at acceptable prices and to arrange for transportation services at reasonable prices, may materially and adversely affect our business, results of operations and financial condition.

        Construction of future K-Fuel or K-Direct facilities will require substantial lead time and significant additional financing.

        We do not have any definitive contracts to construct additional K-Fuel facilities or K-Direct facilities. To the extent that we identify appropriate sites for future K-Fuel plants or agree with utilities or other businesses to construct K-Direct facilities, we will then be required to begin a lengthy permitting and construction process. We estimate that it could take at least six months to obtain necessary permits and approvals and that, depending on local circumstances, the required time could be much longer. Thereafter, construction of a facility with a capacity of approximately 1.5 million tons of K-Fuel refined coal per year, which is approximately twice the size of our Fort Union plant, would take an estimated further period of 18 to 24 months. Thus, we would not expect to obtain any revenues from any such facilities before at least 2010.

        As of March 31, 2007, we estimate that we have spent approximately $81.5 million in constructing our Fort Union plant, which is not yet complete. We estimate that the cost of constructing additional facilities, such as a 1.5 million ton per year facility, could be greater depending on additional variables, including site location, material handling equipment and design, seismic zones, labor issues, and weather and climate conditions. Such variables could potentially increase costs. We would be required to obtain substantial amounts of financing to undertake any such project and there can be no assurance that such financing would be available to us. Inability to construct additional facilities to produce K-Fuel, or to finance the construction thereof on acceptable terms, will adversely affect our financial condition.

        Any negative results from the continuing evaluation of K-Fuel refined coal produced at our Fort Union plant site or future plant sites by us or third parties could have a material adverse effect on the marketability of K-Fuel refined coal and future prospects.

        We and certain third parties are continuing to evaluate K-Fuel refined coal produced at our Fort Union plant. There can be no assurance that this evaluation will result in positive findings concerning the moisture content, heat value, emission-levels, burn qualities or other aspects of our K-Fuel refined coal. Furthermore, even if current evaluations indicate that our K-Fuel refined coal performs to design specifications, there can be no assurance that later tests will confirm these current results or that our K-Fuel refined coal will be readily accepted by the market. The process of introducing our K-Fuel refined coal into the market may be further delayed if these test results are negative or if potential customers conduct their own tests of the K-Fuel refined coal to determine whether it meets their individual requirements and the results are not acceptable. Substantially all of our evaluations of K-Fuel refined coal at our Fort Union plant have used Powder River Basin low-grade coal as the feedstock and we have conducted only limited tests of the K-Fuel process at Fort Union using other feedstocks. However, we have conducted numerous tests of the K-Fuel process using other feedstocks in our laboratories. The ability to use feedstocks from other locations in the United States or overseas will depend on the results of future tests on different types of coal. If these tests limit the range of viable low-grade coal feedstocks for use in the K-Fuel process, site locations for future K-Fuel or K-Direct plants may be limited and the commercial appeal of the process may be less than anticipated. If this continuing process of evaluation and market introduction results in negative findings concerning the K-Fuel process, this could have a material adverse effect on the marketability of K-Fuel refined coal and on our financial condition, results of operations and future prospects.

        Due to the uncertain market for, and commercial acceptance of, our K-Fuel refined coal, we may not be able to realize significant revenues from the sale of K-Fuel refined coal.

        While we believe that a commercial market is developing both domestically and internationally for cleaner coal products such as K-Fuel refined coal, we may face the following risks due to the developing market for our cleaner coal technology:

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  limited pricing information;

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  changes in the price differential between low- and high-Btu coal;

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  unknown costs and methods of transportation to bring K-Fuel refined coal to market;

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  alternative fuel supplies available at a lower price;

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  the cost and availability of emissions-reducing equipment and other technologies that may be more desirable than the K-Fuel refined coal;

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  potential future declines in energy prices which would make K-Fuel refined coal less attractive economically;

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  the market viability of K-Fuel refined coal based on a decline in energy prices; and

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  sufficient market interest for us to continue in business.

        If we are unable to develop markets for our K-Fuel refined coal, our ability to generate revenues and profits may be negatively impacted.

        If we are unable to construct and commercialize K-Fuel production plants, our ability to generate profits from this process will be impaired.

        The commercial production of our K-Fuel refined coal is relatively new and limited. Our future success depends on our ability to locate, develop and construct future commercial K-Fuel production plants and operate them at a profit. A number of different variables, risks and uncertainties affect our successful construction of future K-Fuel production plants and our ability to operate such plants at a profit including:

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  the complex, lengthy and costly regulatory permit and approval process;

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  local opposition to development of projects, which can increase cost and delay timelines;

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  increases in construction costs such as for contractors, workers and raw materials;

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  transportation costs and availability of transportation;

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  our inability to acquire adequate amounts of low rank feedstock coal at forecasted prices to meet our projected goals;

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  engineering, operational and technical difficulties, as discussed above;

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  possible price fluctuations of low-Btu coal, which could impact K-Fuel refined coal's profitability; and

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  expenditures related to researching and investigating future K-Fuel production sites, which we may not be able to recover.

        If we are unable to successfully address these risks, our results from operations, financial condition and cash flows may be adversely affected.

        Regulation of the K-Fuel process and K-Fuel refined coal may adversely affect our financial condition and results of operations and cash flows.

        Our K-Fuel refined coal is currently subject to federal, state, local, and foreign laws and regulations. In addition, as products and commercial applications are introduced into the market, governments may impose new regulations which may increase our costs and price of our product. If the cost of compliance with applicable laws and regulations increases past that forecasted, our ability to profitably market and sell K-Fuel refined coal may be jeopardized.

        Compliance with environmental laws and regulations may increase our costs and reduce our future sales.

        Our operations are subject to stringent and complex federal, state and local environmental laws and regulations. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes impose strict, joint and several liabilities for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of substances or other waste products into the environment.

        Future changes in the law may adversely affect our ability to sell our products and services.

        A significant factor in expanding the potential U.S. market for K-Fuel refined coal is the numerous federal, state and local environmental regulations, which provide various air emission requirements for power generating facilities and industrial coal users. We believe that the use of clean-burning fuel technologies, like K-Fuel refined coal, will help utility companies comply with the air emission regulations and limitations. We are unable to predict future regulatory changes and their impact on the demand for our products. While more stringent laws and regulations, including mercury emission standards, limits on sulfur dioxide emissions and nitrogen oxide emissions, may increase demand for our products, such regulations may result in reduced coal use and increased reliance on alternative fuel sources. Similarly, amendments to the numerous federal and state environmental regulations that relax emission limitations would have a material adverse effect on our prospects.

        Our inability to adequately protect and defend our proprietary process could harm our business, increase our costs and decrease sales of our products and services.

        Our success depends upon our proprietary process. We rely on a combination of patent, trademark and trade secret rights to establish and protect our proprietary rights. We currently have a series of patents and patent applications on our K-Fuel process. However, competitors may successfully challenge the validity or scope of one or more of our patents, or any future patents. These patents alone may not provide us with any significant competitive advantage.

        Further, while our most recently issued patent protection covers what we believe are the unique aspects of our K-Fuel process as it is currently conducted, not all of the claims we filed were allowed. The patent application has been re-filed to address the examiner's comments and we expect some of the claims to be granted as re-filed. While we continue our efforts regarding these claims there can be no assurance that we will be able to obtain patent protection in the United States or abroad to protect these or any other aspects of our intellectual property, or that, in the absence of any such patent protection, that the combination of additional methods that we currently employ to maintain the confidentiality of our processes will adequately safeguard our proprietary processes and information. If our intellectual property is not adequately protected, this may have a material adverse impact on our financial condition, results of operations, cash flows and future prospects.

        Third parties could copy or otherwise obtain and use our technology without authorization or develop similar technology independently. The protection of our proprietary rights may be inadequate and our competitors could independently develop similar technology, duplicate our solutions, or design around any patents or other intellectual property rights we hold.

        Any actions taken by us to enforce our patents or other property rights could result in significant expense as well as the diversion of management time and resources. In addition, detecting infringement and misappropriation of patents or intellectual property can be difficult, and there can be no assurance that we would detect any infringement or misappropriation of our proprietary rights. Even if we are able to detect infringement or misappropriation of our proprietary rights, litigation to enforce our rights could cause us to divert significant financial and human resources from our business operations, and may not ultimately be successful. If we are required to divert significant resources and time to the enforcement of our proprietary rights, even if the enforcement is successful, our business could be materially adversely affected.

        Our success will depend on our ability to operate without infringing on or misappropriating the proprietary rights of others.

        We may be sued for infringing or misappropriating the proprietary rights of others. Intellectual property litigation is costly, and, even if we prevail, the cost of such litigation could adversely affect our business. In addition, litigation is time consuming and could divert management attention and resources away from our business. If we do not prevail in any litigation, we could be required to stop the infringing activity and/or pay substantial damages. Under some circumstances, these damages could be triple the actual damages the patent holder incurs. If we have supplied infringing products to third parties for marketing or licensed third parties to manufacture, use or market infringing products, we may be obligated to indemnify these third parties for any damages they may be required to pay to the patent holder and for any losses the third parties may sustain themselves as the result of lost sales or damages paid to the patent holder.

        If a third party holding rights under a patent successfully asserts an infringement claim with respect to any of our products or processes, we may be prevented from manufacturing or marketing our infringing product in the country or countries covered by the patent we infringe, unless we can obtain a license from the patent holder. Any required license might not be available to us on acceptable terms, or at all. Some licenses may be non-exclusive, and therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to market future products, which could have a material adverse effect on our business.

Coal Mining Risks

        A substantial or extended decline in coal prices could reduce our revenues and the value of our coal reserves.

        The results of operations in our Mining segment are substantially dependent upon the prices we receive for our coal. The prices we receive for coal depend upon factors beyond our control, including:

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  the supply of and demand for domestic and foreign coal;

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  the demand for electricity;

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  the proximity to, capacity of, and cost of transportation facilities;

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  air emission standards for coal-fired power plants;

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  regulatory, administrative, and judicial decisions; and

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  the effect of worldwide energy conservation measures.

        Declines in the prices we receive for our coal could adversely affect our operating results and our ability to generate the cash flows we require to improve our productivity and invest in our operations.

        Our coal mining production and delivery is subject to conditions and events beyond our control, which could result in higher operating expenses and/or decreased production and sales and adversely affect our operating results and cash flows.

        Our coal mining operations are conducted in underground mines and at surface mines. The level of our production at these mines is subject to operating conditions and events beyond our control that could disrupt operations, affect production and the cost of mining at particular mines for varying lengths of time and have a significant impact on our operating results. Adverse operating conditions and events that we may experience are:

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  delays and difficulties in acquiring, maintaining or renewing necessary permits for mining or surface rights;

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  changes or variations in geologic conditions, such as the seam thickness of the coal deposits and the amount of rock embedded in or overlying the coal deposit;

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  mining and processing equipment failures and unexpected maintenance problems;

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  limited availability of mining and processing equipment and parts from suppliers;

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  interruptions due to transportation availability and delays;

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  adverse weather and natural disasters, such as heavy rains and flooding;

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  accidental mine water discharges;

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  the unavailability of qualified labor; and

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  unexpected mine safety accidents, including fires and explosions.

        The occurrence of any of these conditions or events in the future may affect deliveries of coal to customers, increase our cost of mining and delay or halt production at particular mines or sales to our customers either permanently or for varying lengths of time, which could adversely affect our operating results.

        Our current business will be adversely affected if we are unable to develop or acquire additional coal reserves that are economically recoverable.

        In addition to our K-Fuel business, our ability to achieve current profitability depends substantially on our ability to mine coal reserves possessing quality characteristics desired by our customers in a cost-effective manner. We have not yet applied for the permits required, or developed the mines necessary, to mine all of our reserves. Permits are becoming increasingly more difficult and expensive to obtain and the review process continues to lengthen. In addition, we may not be able to mine all of our reserves profitably in the future.

        Because our reserves are depleted as we mine our coal, our future success and growth depend, in part, upon our ability to acquire additional coal reserves that are economically recoverable. If we are unable to replace or increase our coal reserves on acceptable terms, our production and revenues will decline as our reserves are depleted. Exhaustion of reserves at particular mines also may have an adverse effect on our operating results that is disproportionate to the percentage of overall production represented by such mines.

        We face numerous uncertainties in estimating our recoverable coal reserves, and inaccuracies in our estimates could result in decreased profitability from lower than expected revenues or higher than expected costs.

        Forecasts of our future performance are based on, among other things, estimates of our recoverable coal reserves. We base our estimates of reserve information on engineering, economic and geological data assembled and analyzed by our internal engineers and periodically reviewed by third-party consultants. There are numerous uncertainties inherent in estimating the quantities and qualities of recoverable reserves and costs to mine, including many factors beyond our control. Estimates of economically recoverable coal reserves and net cash flows necessarily depend upon a number of variable factors and assumptions, any one of which may, if incorrect, result in an estimate that varies considerably from actual results. These factors and assumptions include:

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  future coal prices, operating costs, capital expenditures, severance and excise taxes, royalties and development and reclamation costs;

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  future mining technology improvements;

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  the effects of regulation by governmental agencies; and

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  geologic and mining conditions, which may not be fully identified by available exploration data and may differ from our experiences in areas we currently mine. As a result, actual coal tonnage recovered from identified reserve areas or properties, and costs associated with our mining operations, may vary from estimates.

        Any inaccuracy in our estimates related to our reserves could result in decreased profitability from lower than expected revenues or higher than expected costs.

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